                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

             AMERICAN SCIENCE AND ENGINEERING, INC.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                     AMERICAN SCIENCE AND ENGINEERING, INC.
                             829 MIDDLESEX TURNPIKE
                              BILLERICA, MA 01821

August 21, 2000

To our stockholders:

    You are cordially invited to attend the Special Meeting in Lieu of Annual Meeting of Stockholders of American Science and Engineering, Inc. to be held September 21, 2000 at 10:30 a.m. at the Renaissance Bedford Hotel. The Board of Directors and management look forward to personally greeting those shareholders who will attend.

    The accompanying proxy statement asks for your vote in favor of a new stock option plan for our employees. We recognize that option plans have come under increasing scrutiny in recent years and we have designed a plan that is responsive to your concerns as stockholders.

    We are a high technology company located in an area where there is strong competition for high-tech professionals. Our engineers, scientists and other professionals are, and must be, among the very best available anywhere in order for us to realize our ambitions for AS&E. Stock options are very important recruiting tool for us in several ways. WE HAVE BEEN PRESENTED WITH AN INCREASING VOLUME OF NEW ORDERS AND WE NEED TO ATTRACT AND RETAIN PROFESSIONALS TO PRODUCE THIS VOLUME OF HIGH QUALITY PRODUCT.

    The companies with which we compete for talent have option plans and it has become a requirement to be able to offer highly skilled employees a compensation package that includes options. Additionally, we are a small company competing against many companies with more financial resources. We cannot always match the cash compensation that those companies offer. Options are a valuable employee recruiting and retention tool and an important part of the compensation package which offers the extra advantage of TYING OUR EMPLOYEES' INTERESTS DIRECTLY TO OUR STOCKHOLDERS' INTERESTS. In an increasingly mobile job market, the ability to encourage and increase employee loyalty by using options which increase in value over time is a useful way to build and maintain a stable, highly productive organization.

    Options also enable us to provide valuable compensation to our employees without impacting either cash flow or profitability. If we were to substitute cash compensation, in the form of either salary or bonus, for options, we would immediately feel the drain on cash, and the expense would have to be recognized every quarter as a direct reduction from the bottom line.

    Experience indicates that our employees do understand the value of their options, and do make use of the benefits of a successful option program, which in turn provides direct benefits to the company. Cash from employees who exercise their options is available to the company for investment in research, infrastructure, marketing, and all of the other important functions that are necessary for our success.

    One of the concerns stockholders have expressed about option plans is that when their stock price decreases, many companies reprice options, so that employees share the upside benefits with stockholders but not the downside risk. You should be aware that for at least as long as I have been CEO, AS&E has not repriced options, and the plan we have asked you to approve reflects that policy by prohibiting the repricing of options issued under this plan.

    The directors of your company recommend that you vote FOR this plan because of the important benefits it provides. If you have any questions about the plan, please call me, our Chairman, General William Odom, or Ned Lewis, our Vice President and General Counsel, at 800-225-1608. Thank you for your consideration, and I look forward to seeing you at our Annual Meeting on September 21st.

                                          Very truly yours,

                                          Ralph S. Sheridan
                                          --------------------------------------

                                          Ralph S. Sheridan
                                          President and CEO

                     AMERICAN SCIENCE AND ENGINEERING, INC.
                             829 MIDDLESEX TURNPIKE
                         BILLERICA, MASSACHUSETTS 01821

                            ------------------------

                      NOTICE OF SPECIAL MEETING IN LIEU OF
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 21, 2000

                            ------------------------

    The Special Meeting in Lieu of Annual Meeting of Stockholders of American Science and Engineering, Inc. (the "Company") will be held Thursday, September 21, 2000, at 10:30 A.M., at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, for the following purposes:

        (1) To fix the number of Directors of the Company at seven for the ensuing year, and to elect the seven persons named in the accompanying Proxy Statement to serve as Directors until the next Annual Meeting and until their successors are elected and qualified;

        (2) To consider and act upon the adoption of the Company's 2000 Combination Stock Option Plan; and

        (3) To consider and act upon any other business that may properly come before the meeting and any adjournment or adjournments thereof.

    Stockholders of record at the close of business on August 7, 2000 are entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors

                                          [LOGO]

                                          Edwin L. Lewis
                                          Clerk

August 21, 2000

--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.
--------------------------------------------------------------------------------

                     AMERICAN SCIENCE AND ENGINEERING, INC.
                             829 MIDDLESEX TURNPIKE
                         BILLERICA, MASSACHUSETTS 01821

                                PROXY STATEMENT

    The enclosed Proxy is solicited by the Board of Directors of American Science and Engineering, Inc. (the "Company") for use at the Special Meeting in Lieu of Annual Meeting of Stockholders to be held on Thursday, September 21, 2000, at 10:30 a.m. at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, and at any adjournment of the meeting (the "Meeting"). The matters to be considered and acted upon at the Meeting are described in the attached notice of the Meeting and in this Proxy Statement.

    Stockholders of record at the close of business on August 7, 2000 are entitled to notice of and to vote at the Meeting. Each share of Common Stock of the Company outstanding on the record date is entitled to one vote. As of the close of business on August 7, 2000, 4,968,874 shares of Common Stock of the Company were outstanding.

    This Proxy Statement and the accompanying Proxy will first be mailed to stockholders on or about August 21, 2000. A copy of the Annual Report of the Company for its fiscal year ended March 31, 2000 accompanies this Proxy Statement.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Company's By-laws provide that the Board of Directors of the Company shall consist of not less than three nor more than twelve directors. The Board of Directors currently consists of seven members, whose terms expire at the Meeting. The directors are recommending that the size of the Board be set at seven members and that the seven incumbent directors identified below be re-elected.

    A plurality of the votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon is required to elect each of the seven directors. Each director will serve for one year and until his successor is elected and qualified. If any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, the Board of Directors may designate another nominee and the persons named as proxies will vote all proxies for such nominee. The Board of Directors has no reason to believe that any nominee is unwilling or unable to serve. There are no arrangements between any nominee and any other person relating to such nominee nomination.

    Proxies solicited by the Board of Directors of the Company, if properly signed and returned and containing no instructions to the contrary, will be voted FOR electing the seven nominees listed below as directors of the Company.

NOMINEES

    The names of, and certain information with respect to, the persons nominated by the Board of Directors for election as directors are as follows:

                                                                POSITIONS AND OFFICES OF    DATE ASSUMED
NAME                                                   AGE            COMPANY HELD         EACH POSITION
----                                                 --------   ------------------------   --------------
Herman Feshbach....................................     83      Director                   September 1975
Roger P. Heinisch..................................     62      Director                   June 1999
Hamilton W. Helmer.................................     53      Director                   February 1993
Donald J. McCarren.................................     60      Director                   February 1993
William E. Odom....................................     67      Director                   September 1996
                                                                Chairman                   September 1998
Ralph S. Sheridan..................................     50      Director                   January 1994
                                                                President & CEO            September 1993
Carl W. Vogt.......................................     64      Director                   June 1997

    Dr. Herman Feshbach is an Institute Professor Emeritus at the Massachusetts Institute of Technology, a position he has held for more than five years, and has previously served as Chairman of the Physics Department at MIT and Director of the MIT Center for Theoretical Physics. He is a past President of the American Physical Society and the American Academy of Arts and Sciences and is a Fellow of both those Organizations and of the American Association for the Advancement of Sciences. He is on the Board of Governors for Tel Aviv University and the Weizmann Institute of Science, is on the Board of Editors for Daedalus and Editor of the Annals of Physics, and has served as Chairman or Member on numerous committees for the Department of Energy, the National Science Foundation, the National Academy of Sciences, and the American Physical Society. He was awarded the National Medal of Science by President Reagan in 1986.
Dr. Feshbach received his Ph.D. from MIT.

    Dr. Roger P. Heinisch worked at Honeywell corporation from 1968 to 1991 in various engineering positions before becoming Director of Research in 1978; Director of the Systems and Research Center and Vice President in 1982; Vice President of Flight Systems Operations in 1985; Corporate Vice President of Advanced Technology in 1988; and Vice President of Materials and Manufacturing for the Defense Systems Group in 1990. He assumed the position of Vice President, Engineering with Alliant Techsystems when that company was spun off from Honeywell in 1991. From 1995 until April of 1997, Dr. Heinisch also assumed responsibility for Information Systems and Technology at Alliant. Dr. Heinisch holds a B.S. and an M.S. in Nuclear Engineering from Marquette University and a Ph.D. in Engineering Science from Purdue University. Currently, Mr. Heinisch serves on the boards of Nichols Research Corp., Nonvolatile Electronics, Inc., Theseus Logic Inc., Third Wave Systems, Point Cloud and Superior Vocabulary.

    Dr. Hamilton W. Helmer has, for the last 16 years, been Managing Partner of Helmer & Associates, a strategic consulting firm located in Los Altos, California. Prior to that, Dr. Helmer worked for Bain & Co. Dr. Helmer holds a Ph.D. in Economics from Yale University.

    Dr. Donald J. McCarren is President of an early stage, privately held, functional genomics research organization, AlphaGene, Inc. Previously, Dr. McCarren served as President of the National Center for Genome Resources, a non-profit corporation located in Santa Fe, New Mexico, which supports genome projects and related research by providing resources such as expertise in bioinformatics. Prior to assuming that position in 1997, Dr. McCarren was the founder of Tacora Corporation, a medical technology company located in Seattle, Washington. From July 1992 to June 1994, he was President and Chief Operating Officer of ImmunoGen, Inc., a small molecule cancer research and development company located in Cambridge, Massachusetts. Prior to that, Dr. McCarren spent almost 9 years in Erbamont N.V. serving as President (1990 to 1992) of the Adria Laboratories Division of Erbamont N.V. in Columbus, Ohio, and Corporate Vice President of Worldwide Marketing and Business Development (1989 to 1990) and Vice President of Far East and Austral-Asian Operations (1986 to 1989) of Erbamont, N.V. Dr. McCarren holds a Ph.D. in Developmental Economics.

    General William E. Odom is the Director of National Security Studies for the Hudson Institute in Washington, D.C. and an adjunct Professor in the Department of Political Science at Yale University. Prior to joining the Hudson Institute in 1988, General Odom spent 34 years as an officer in the United States Army, retiring with the rank of Lieutenant General. While on active duty, General Odom served as Director of the National Security Agency for three years, Assistant Chief of Staff for Intelligence for the Department of the Army for four years and Military Assistant to the President's National Security Advisor for four years. General Odom received his B.S. degree from West Point and Masters and Ph.D. degrees from Columbia University. General Odom is on the Board of Directors of Nichols Research Corporation of Huntsville, Alabama, V-ONE Corporation of Rockville, Maryland, Middlebury College, from which he received an honorary doctorate, and the Institute for the Study of Diplomacy at Georgetown University. General Odom is the author of five books and numerous articles.

    Mr. Ralph S. Sheridan was elected President and Chief Executive Officer of the Company in September 1993, and in January of 1994, he was elected a Director. Prior to joining the Company, Mr. Sheridan ran his own consulting and investment firm, Value Management Corporation, in Waltham, Massachusetts. Prior to that, Mr. Sheridan was President and CEO (1988-1989) and Vice President of Marketing and Operations (1987-1988) of HEC Energy Corp., in Boston, Massachusetts. Before joining HEC, Mr. Sheridan held the position of Vice President of Operations for the Engineered Systems and Controls Group (1984-1986) and Vice President of Corporate Business Development (1981-1984) at Combustion Engineering, Inc. in Stamford, Connecticut. Mr. Sheridan holds a B.S. in Chemistry and an M.B.A., both from Ohio State University.

    Mr. Carl W. Vogt was elected to the Board in June, 1997. He is a partner in the Washington, D.C. office of the national law firm of Fulbright & Jaworski. Mr. Vogt has been with that firm since 1966, with various periods away from the firm to perform government service. In 1992, he was appointed by President Bush as the Chairman of the National Transportation Safety Board, where he served until 1994. Mr. Vogt earned his bachelor's degree from Williams College and his law degree from the University of Texas Law School.

EXECUTIVE OFFICERS (WHO ARE NOT ALSO DIRECTORS)

                                                    POSITION AND OFFICES OF         DATE ASSUMED
NAME                                  AGE                 COMPANY HELD             EACH POSITION
----                                --------   ----------------------------------  --------------
William L. Adams..................     67      Vice President, Chief Engineer      September 1998
Joseph Callerame..................     50      VicePresident, Technology and       June 1998
                                               Chief Technology Officer
Ralph G. Foose....................     56      Vice President, Operations          September 1999
Edwin L. Lewis....................     54      Vice President, General Counsel     March 2000
                                               and Clerk
Lee C. Steele.....................     50      Vice President, Finance, Treasurer  September 1994
                                               & CFO
Robert J. Peters..................     39      Vice President, Business and        November 1997
                                                 Commercial Development

    Dr. Joseph Callerame joined American Science & Engineering in June 1998 as Vice President, Technology, and Chief Technology Officer. Prior to joining AS&E, Dr. Callerame spent over twenty years at Raytheon Company, most recently as Manager, Engineering and Technology Development and Consulting Scientist, at Raytheon Electronic Systems. Prior to that appointment, Dr. Callerame was Deputy General Manager of Raytheon's Corporate Research Division. Dr. Callerame received his B.A. in Physics from Columbia College, and his M.A. and Ph.D., also in Physics, from Harvard University. After receiving his Ph.D. and prior to his employment at Raytheon, Dr. Callerame served as a Post-Doctoral Fellow in Nuclear Physics at M.I.T.

    Mr. Lee C. Steele joined the Company in September 1994 as Vice President of Finance and Chief Financial Officer. From 1991 until he joined the Company,
Mr. Steele was a principal of Asset Management Corporation, a Waltham, Massachusetts consulting firm specializing in the analysis and resolution of complex financial and operational challenges for small and medium size businesses. Until 1991, Mr. Steele was a Partner at Deloitte & Touche, specializing in profit planning, corporate finance and troubled company situations. He holds a M.B.A. from Harvard Business School and an engineering degree from Case Western Reserve University.

    Dr. William Adams is President of Adtech Consulting, Inc., a technology and management consulting firm located in Columbus, Ohio. Dr. Adams joined AS&E in July 1997 as acting Chief Technology Officer. In August 1998 he became the acting Vice President of Operations and he now serves as Chief Engineer. Prior to joining AS&E Dr. Adams spent over thirty years in engineering and general management in process automation firms including AccuRay, Combustion Engineering, and ABB. During this period he held positions as Vice President of Field Service, VP of Engineering, Senior Vice President of Engineering, Manufacturing, and Marketing, and Vice President of Quality. In 1987 Dr. Adams established a process automation joint venture in Russia for Combustion Engineering. Dr. Adams and his wife moved to Moscow in 1991 where he managed the joint venture for ABB after Combustion Engineering was acquired by ABB.
Dr. Adams retired from ABB in 1994 and established Adtech Consulting, Inc.
Dr. Adams holds a B.S. in Electrical Engineering from Michigan Technological University, an M.S. in Electrical Engineering from MIT, and a Ph.D. from Purdue University.

    Mr. Robert J. Peters joined the Company in November of 1997 as the Director of Product Development Engineering, and was promoted to his current position in March of 1998. He is responsible for all of the marketing, application and sales engineering, as well as communications. Prior to joining AS&E, Mr. Peters spent 14 years in the Defense industry, working for General Dynamics, Lockhead Martin, General Electric and RCA. Through various positions in engineering, program management and sales and marketing, Mr. Peters has led new product development of combat vehicles, stabilization systems, diagnostic systems and paperless documentation environments. He has developed joint ventures in the U.K. and worked extensively throughout Asia and Europe. Mr. Peters earned a B.S. in Electrical Engineering and a M.E. in Biomedical Engineering from Worcester Polytechnic Institute and a M.S. in Electrical Engineering from Northeastern University in Boston, MA.

    Mr. Ralph G. Foose joined AS&E as Vice President of Operations in September, 1999 after three years as President and Chief Financial Officer of Sight in Systems, a software manufacturing company. Prior to his work at Sight in Systems, Mr. Foose was President of IRD Mechanalysis where he led a company turnaround. In 1986 Mr. Foose joined Combustion Engineering as President of Taylor Instrument Systems. During his six year tenure, the company split into two divisions and grew from $20 million in annual sales to $150 million. Early on in his career, Mr. Foose held various technical consulting and managerial positions with Booz-Allen Hamilton, AccuRay Corporation and NASA. Mr. Foose holds a B.S. in Electrical Engineering from Florida Institute of Technology and an M.S. in Computer Science from Ohio State University.

    Mr. Edwin L. Lewis joined the Company in March 2000 after over two years as President of the Atlantic Legal Foundation, a public interest law firm in New York City. From 1995 to 1997, Mr. Lewis was Vice President, General Counsel and Corporate Secretary of Borg-Warner Security Corporation and from 1983 to 1995 was general counsel first for its subsidiary Wells Fargo Alarm Services and then for its subsidiary Burns International Security Services. Previously, Mr. Lewis was senior attorney for Atlantic Richfield Company. Mr. Lewis holds a Juris Doctor Degree from Temple University School of Law and a Bachelor of Arts Degree in International Affairs from Lafayette College. Mr. Lewis is a member of the Legal Advisory Board of the National Federation of Independent Business Legal Foundation.

MEETINGS OF BOARD OF DIRECTORS AND COMMITTEES

    During the fiscal year ended March 31, 2000, the Board of Directors of the Company met 6 times. All of the directors attended 75% or more of the aggregate of the total number of meetings of the Board (held during the period they were directors) and of the meetings of committees of the Board on which they served. The Board of Directors has three standing Committees: the Audit, Compensation and Nominating Committees.

    The Audit Committee consists of Dr. Hamilton W. Helmer, Dr. Donald J. McCarren and Dr. Roger P. Heinisch. This Committee, which met twice during fiscal 2000, is primarily responsible for reviewing the activities of the Company's independent auditors, reviewing and evaluating recommendations of the auditors, recommending areas of review to the Company's management, and reviewing and evaluating the Company's financial statements, accounting policies, reporting practices and internal controls.

    The Compensation Committee consists of Mr. Carl W. Vogt and Gen. William E. Odom. This Committee, which met once during fiscal 2000, is responsible for making recommendations to the Company's Board of Directors concerning the levels and types of compensation and benefits to be paid and granted to the Company's Chief Executive Officer and other executive employees of the Company and for the administration of the Company's stock option plans.

    The Nominating Committee consists of Gen. William E. Odom and Mr. Ralph S. Sheridan. The Committee did not formally meet during fiscal 2000. The Committee is charged with the responsibility of identifying appropriate candidates for nomination to the Board. The Company By-Laws currently do not set forth any procedure for the nomination of candidates for director by stockholders.

COMPENSATION OF DIRECTORS

    Directors who are also employees of the Company do not receive additional compensation as directors. Non-employee directors (other than the Chairman) receive annual compensation of 2,000 shares of Company Common Stock issuable on January 10th in each year, and options to purchase 7,000 shares of Common Stock at the closing price on the date of the Annual Meeting in each year. The Chairman receives 3,000 shares of Common Stock on January 10th in each year.
Dr. Feshbach, a former chairman of the Board of Directors, receives 2,500 shares of Common Stock on January 10th in each year and continues to receive deferred compensation under a now discontinued plan described below. No meeting fees or other fees are payable to any director. See Related Party Transactions, below, for additional information concerning certain Directors.

    Dr. Feshbach is covered by a nonfunded deferred compensation plan (adopted in 1976 and amended in 1977, 1980, 1986, 1990 and 1992) that provides for periodic payments beginning at age 65, based on length of service. During the year, Dr. Feshbach received $4,752 under the Plan.

          OWNERSHIP OF COMMON STOCK OF THE COMPANY BY CERTAIN PERSONS

    As of August 7, 2000, the Company was not aware of any person or entity beneficially owning 5% or more of the Companys Common Stock, except as set forth below. The following table sets forth the Common Stock holdings of the Company's directors, nominees for director, each named executive officer in the Summary Compensation Table under "Executive Compensation" below and all directors and executive officers as a group as of August 7, 2000.

BENEFICIAL HOLDINGS OF THE COMPANY'S COMMON STOCK BY DIRECTORS AND EXECUTIVE
  OFFICERS AS OF AUGUST 7, 2000.

                                                   AMOUNT AND NATURE OF     PERCENT
NAME OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP(1)   OF CLASS
------------------------                          -----------------------   --------
William L. Adams................................            20,000             *
Joseph Callerame................................            47,928             *
Herman Feshbach.................................            21,540             *
Ralph G. Foose..................................            25,000             *
Hamilton W. Helmer..............................            71,781              1.43
Roger P. Heinisch...............................            10,500             *
Edwin L. Lewis..................................                 0             *
Donald J. McCarren..............................            79,581              1.58
William E. Odom.................................            42,000             *
Robert J. Peters................................            16,000             *
Ralph S. Sheridan (2)...........................           626,936             11.63
Lee C. Steele...................................            89,223              1.77
Carl W. Vogt....................................            45,916             *
Directors and Officers as a Group (13
  persons)......................................         1,096,405             18.08

------------------------

*   amount owned constitutes less than 1%

(1) Includes shares that may be acquired under stock options and warrants exercisable within sixty days after the date of this table, as follows:
    Dr. Adams--10,000; Dr. Callerame--37,500; Dr. Feshbach--2,500;
    Mr. Foose--25,000; Mr. Heinisch--8,167; Dr. Helmer--60,000;
    Dr. McCarren--61,000; Mr. Odom--28,000; Mr. Peters--16,000;
    Mr. Sheridan--420,000; Mr. Steele--76,600; Mr. Vogt--22,750; and all
    Directors and Officers as a group--767,517. All ownership reported herein includes sole voting and investment power.

(2) c/o American Science and Engineering, Inc.
    829 Middlesex Turnpike
    Billerica, MA 01821

                             EXECUTIVE COMPENSATION

    The following chart provides information concerning compensation paid by the Company during the year ended March 31, 2000 to the Chief Executive Officer and each of the four most highly compensated executive officers of the Company whose aggregate compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                 ANNUAL COMPENSATION     ------------
                                                ----------------------      OPTION           ALL OTHER
NAME AND PRINCIPAL POSITION       FISCAL YEAR   SALARY ($)   BONUS ($)    AWARDS (#)    COMPENSATION ($)(1)
---------------------------       -----------   ----------   ---------   ------------   -------------------
Ralph S. Sheridan...............     2000         267,120      172,500(3)    225,000           4,058
President and CEO                    1999         244,495      230,000           --            5,658
                                     1998         240,000      230,000           --            7,729

William L. Adams................     2000         213,000           --(4)         --              --
Vice President Operations            1999         174,500           --       10,000               --
                                     1998         112,800           --           --               --

Robert J. Peters................     2000         141,081           --(4)      3,000             290
Vice President, Business and         1999         126,568       16,500       15,000              224
Commercial Development               1998          35,260(2)        --        5,000               --

Joseph Callerame................     2000         211,964(5)    58,500(6)         --           2,719
Vice President and CTO               1999         160,828           --       50,000            2,212
                                     1998              --           --           --               --

Lee C. Steele...................     2000         201,357(5)   133,200(6)         --           2,194
Vice President and CFO               1999         135,664           --       10,000              774
                                     1998         125,077       29,750       30,000              752

------------------------

(1) All Other Compensation includes imputed income from taxable life insurance premiums paid by the Company, and, for Mr. Sheridan, a leased automobile.

(2) The indicated years were years of partial employment with the Company for the named executive.

(3) Mr. Sheridan's bonus is paid in respect of "contract years" ending September 30th in each year and is paid in cash, except in fiscal year 1997 when the bonus also included Company stock and payments made to him to alleviate the tax impact of the stock bonus.

(4) The bonus amount for these officers has not been determined for fiscal year 2000.

(5) Includes salary earned in fiscal year 1999 but paid in fiscal year 2000.

(6) Represents bonus earned in fiscal year 1999 and fiscal year 2000.

EMPLOYMENT CONTRACTS

    Mr. Sheridan has an employment contract with the Company that provides for his employment as President and Chief Executive Officer, and as a Director, through September 2002, at an annual salary of $270,000, subject to annual review, plus performance bonuses tied to specific accomplishments. This contract replaces Mr. Sheridan's prior contract with the Company, which expired in September 1999.

    Under the contract, Mr. Sheridan is eligible to receive an annual bonus of up to $270,000 in each contract year, based on his accomplishment of goals established by the Compensation Committee. In addition, in October 1996 the Company granted Mr. Sheridan options to purchase 225,000 shares of the Company's Common Stock at an exercise price of $7.44 per share, the fair market value of the Company's Common Stock on the date of grant. The options become exercisable at the rate of 75,000 options per year on the first three anniversaries of the grant.

    Mr. Sheridan recognized no income upon the issuance of the options. When the options are exercised, Mr. Sheridan will recognize ordinary income in an amount equal to the difference between the fair market value of the Common Stock received upon the exercise of the option and the amount paid for the Common Stock. At that time, the Company will be allowed a deduction equal to the amount recognized as ordinary income by Mr. Sheridan. The options provide that to the extent that exercise of an option would give rise to compensation expense that the Company reasonably expects will not be deductible for tax purposes in any given taxable year pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, the number of shares as to which the options may be exercised during that taxable year shall be limited.

    Under his initial employment contract, Mr. Sheridan purchased 160,000 treasury shares of the Company's Common Stock payable by promissory note. The note is due on the earlier of September 15, 2003 or the termination of Mr. Sheridan's employment. The Company has agreed to reimburse Mr. Sheridan for the interest payable under the note in most circumstances.

    Mr. Sheridan is entitled to receive the same benefits as other senior executives of the Company, as well as to the use of a car.

    In the event that Mr. Sheridan's employment with the Company is terminated without "Cause," or by him for "Good Reason" (as defined in the employment contract), he will receive twelve months pay and any previously earned bonuses. In the event that Mr. Sheridan's employment with the Company is terminated for "Cause," or by him other than for "Good Reason" (as defined in the employment contract), or by his death or disability, he will not be entitled to receive any salary beyond the date of termination, and he will only be entitled to receive previously earned bonuses if the termination is caused by death or disability.

    Dr. Callerame and Mr. Steele have agreements with the Company granting each of them severance payments equal to one year's salary if they are terminated in connection with a change of control of the Company as defined in the agreement. The agreement also provides that if each of them is terminated for any reason other than "Cause" as defined in the agreement, he will be entitled to receive an amount equal to at least six months salary.

/ /  THE FOLLOWING TABLES PROVIDE INFORMATION CONCERNING THE GRANT OF OPTIONS IN
    FISCAL YEAR 2000 TO EXECUTIVE OFFICERS NAMED IN THE SUMMARY COMPENSATION TABLE AND OPTIONS EXERCISED BY THOSE OFFICERS.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                              VALUE AT
                                                   INDIVIDUAL GRANTS                    ASSUMED ANNUAL RATES
                                   -------------------------------------------------          OF STOCK
                                               % OF TOTAL                              PRICE APPRECIATION FOR
                                                 OPTIONS                                  OPTION TERM ($)*
                                   OPTIONS     GRANTED TO     EXERCISE    EXPIRATION   ----------------------
                                   GRANTED    ALL EMPLOYEES   PRICE ($)      DATE       5%/YEAR     10%/YEAR
                                   --------   -------------   ---------   ----------   ---------   ----------
Ralph S. Sheridan................  225,000        33.4%          7.44       9/25/09     983,134    2,557,042
William L. Adams.................        0          N/A           N/A           N/A         N/A          N/A
Robert J. Peters.................    3,000          (1)          7.50       9/23/09      13,108       34,094
Joseph Callerame.................        0          N/A           N/A           N/A         N/A          N/A
Lee C. Steele....................        0          N/A           N/A           N/A         N/A          N/A

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                   NUMBER OF                 VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS          IN-THE- MONEY OPTIONS AT
                                                             AT FISCAL YEAR END--              FISCAL YEAR END--
                           SHARES                             MARCH 31, 2000 (#)              MARCH 31, 2000 ($)
                          ACQUIRED          VALUE       -------------------------------   ---------------------------
                       ON EXERCISE (#)   REALIZED ($)   EXERCISABLE       UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                       ---------------   ------------   -----------       -------------   -----------   -------------
Ralph S. Sheridan....         0               0           345,000            225,000         480,000              --
William L. Adams.....         0               0            10,000                 --              --              --
Joseph Callerame.....         0               0            25,000             25,000              --              --
Lee C. Steele........         0               0            76,600             13,400         271,875              --
Robert J. Peters.....         0               0            10,000             13,000              --              --

------------------------

*   The assumed rates are compounded annually for the full term of the options.

(1) Less than 1%

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

    During the fiscal year ended March 31, 2000, the Company's Compensation Committee consisted of Mr. Carl Vogt and General William E. Odom. No reportable relationship existed with respect to any member of the Compensation Committee.

                           RELATED PARTY TRANSACTIONS

    Mr. Al Gladen, a director of the Company until June, 1999, provides engineering and management services to the Company. The compensation paid to Dabster, Inc., a corporation of which Mr. Gladen is the President, in fiscal years 2000, 1999 and 1998 was approximately $20,600, $212,000 and $256,750, for services rendered, respectively.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (consisting of the two outside Directors whose names appear below this Report) has sole responsibility for compensation issues relating to the Chief Executive Officer. Compensation practices and policies for the other executive officers are set by the Chief Executive Officer with the advice of the Compensation Committee.

    The Compensation Committee has formulated an approach to all executive compensation that emphasizes the establishment of goals and objectives for each executive and for the Company as a whole and ties a substantial portion of executive compensation to the performance of the executive and the Company with respect to these goals and objectives. Base compensation for executive officers (and many other Company employees) is established on the basis of an analysis of salaries received by comparable employees of high-tech and manufacturing companies in the Greater Boston area, Company financial results and prospects, and individual contributions relative to the job description and past performance of each officer.

    In line with this approach, the Company entered into a new employment agreement with its President and Chief Executive Officer, Mr. Ralph S. Sheridan, in 1999 (effective as of September 1999). This Agreement was based, in part, on an independent consultant's analysis of compensation arrangements for chief executives of comparable companies, and was also based on a careful review of the most important goals and objectives for the Company. The Agreement provides for annual cash compensation of $270,000, subject to annual adjustment in the Committee's discretion, plus annual incentive bonuses of up to $270,000 tied to specific, agreed upon performance criteria. In addition, in order to provide for long-term incentives, the Company has issued to Mr. Sheridan nonstatutory stock options to purchase 225,000 shares of Common Stock which vest ratably over three years.

    For the contract year ended in September 1999, the Committee awarded
Mr. Sheridan a cash bonus of $172,000, representing 74% of the potential award under his contract.

    Also in keeping with its performance-based compensation philosophy, in the spring of 1994, the Company implemented an incentive compensation program for all executives who report directly to the Office of the President. Under this new policy, these executives receive a specified portion of their total compensation (ranging from 10% to 50%) based upon two factors: their completion of agreed upon goals and objectives, and the performance of the entire Company.

    Report Submitted By: William E. Odom and Carl Vogt.

/ /  STOCK PERFORMANCE CHART

    The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) during the previous five years in comparison to the returns of the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's 500 High-Tech Composite Stock Price Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                              MAR-95  MAR-96  MAR-97  MAR-98  MAR-99  MAR-00
American Science Engineering     100     158     194     218     114     116
S&P 500 Comp-Ltd                 100     132     158     234     278     327
Technology-500                   100     135     183     276     442     783

                                                                  INDEXED RETURNS
                                           --------------------------------------------------------------
                             BASE PERIOD                            YEARS ENDING
                             -----------   --------------------------------------------------------------
COMPANY/INDEX                MARCH 1995    MARCH 1996   MARCH 1997   MARCH 1998   MARCH 1999   MARCH 2000
-------------                -----------   ----------   ----------   ----------   ----------   ----------
American Science
  Engineering..............      100          158          194          218          114          116
S&P 500 Comp-Ltd...........      100          132          158          234          278          327
Technology-500.............      100          135          183          276          442          783

Note: Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year (and reinvestment of dividends) in the Company's Common Stock, Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's 500 High-Tech Composite Stock Price Index.

                                 PROPOSAL NO. 2
              TO ADOPT THE AMERICAN SCIENCE AND ENGINEERING, INC.
                       2000 COMBINATION STOCK OPTION PLAN

    In August 2000, the Board of Directors adopted, subject to stockholder approval, the Company's 2000 Combination Stock Option Plan (the "2000 Plan"). The 2000 Plan is intended to provide long-term incentives and rewards to the employees of the Company and its subsidiaries and other persons who are in a position to contribute to the long-term success and growth of the Company and its subsidiaries, to assist the Company in retaining and attracting executives and employees with requisite experience and ability and to associate more closely the interests of such officers with those of the Company's stockholders. The following is a summary of certain material features of the 2000 Plan and is qualified in its entirety by reference to the full text of the 2000 Plan, which is set forth as Exhibit A to this Proxy Statement.

    2000 PLAN. Under the 2000 Plan, the Company may grant both incentive stock options ("incentive stock options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"), and other stock options which are not qualified as incentive stock options ("nonqualified stock options"). Incentive stock options may only be granted to employees of the Company at the time of grant. Nonqualified stock options may be granted to employees and other persons selected by the committee designated by the Board of Directors to administer the 2000 Plan.

    STOCK AVAILABLE FOR OPTIONS. Under the 2000 Plan, an aggregate of 440,000 shares of Common Stock are available for issuance, subject to adjustment for any recapitalization, reclassification, stock split, stock combination, stock dividend or certain other corporate reorganizations. Shares to be delivered under the 2000 Plan may be either authorized but unissued shares of Common Stock or treasury shares. Shares subject to options that cease to be exercisable for any reason will be available for subsequent stock option grants under the 2000 Plan.

    ADMINISTRATION. The 2000 Plan is administered by a committee designated by the Board of Directors of the Company, which shall consist, at the discretion of the Board of Directors, of either two or more non-employee directors designated by the Board of Directors or an of the members of the Board of Directors. Subject to the 2000 Plan, the committee selects persons to whom options are granted, the exercise price for options, the number of shares covered by any option, the term of any option, any restrictions on any options, the time during which any option is exercisable and the vesting of any option, provided that all options shall be fully vested within 9 years of the date granted. The committee also has the authority to adopt rules and make other determinations with respect to the administration of the 2000 Plan.

    ELIGIBILITY. Under the 2000 Plan, options may be granted to employees of the Company and to other persons who are in a position to contribute to the long-term success and growth of the Company and its subsidiaries. Currently, there are approximately 310 employees eligible to participate in the 2000 Plan.

    EXERCISE PRICE. Under the 2000 Plan, the committee has the authority to grant nonqualified stock options at any price not less than the par value ($.662/3 per share) of the Common Stock. The purchase price per share of Common Stock subject to an incentive stock option under the 2000 Plan may not be less than the fair market value of a share of Common Stock on the date of grant, or, in the case of persons owning Common Stock possessing ten percent or more of the voting power of all outstanding capital stock of the Company on the date of grant, not less than 110% of the fair market value of the Common Stock on the date of grant. The purchase price of shares of Common Stock issuable upon exercise of any options may not be changed, amended or repriced after the option is granted.

    LIMITATION ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate fair market value of Common Stock (measured at the time of grant) with respect to which incentive stock options are first exercisable during any calendar year under the 2000 Plan and any other plan of the Company providing for incentive stock options exceeds $100,000, such incentive stock options shall be treated as nonqualified options.

    EXERCISE OF OPTIONS. Options granted under the 2000 Plan may not be exercised more than ten years from the date of grant, and in the case of incentive stock options issued to persons owning Common Stock possessing ten percent or more of the voting power of all outstanding capital stock of the Company on the date of grant, more than five years from the date of grant. Options granted to an employee eligible to participate in the Company's Incentive Bonus Program may not be exercisable unless the fair market value of the Common Stock on the date of exercise exceeds the exercise price of such option by at least $2.00. The exercise price of options granted under the 2000 Plan may be paid in cash, by delivery of shares of Common Stock (valued at their fair market value on the date of exercise), by delivery of any other property (valued at its fair market value on the date of exercise), by a combination of cash, shares of Common Stock and other property, or by exercise of the option on a net issuance basis (a "cashless exercise"), as the committee may permit.

    RIGHTS IN THE EVENT OF TERMINATION OR DEATH. Incentive stock options granted under the 2000 Plan may not be exercised beyond three months after the option holder ceases to be an employee of the Company, except that exercise is permitted for up to one year after termination of employment by reason of death or permanent and total disability. Further, to the extent that an option granted as an incentive stock option is not treated as such, the option may be exercised by an option holder who has ceased to be an employee of the Company until ten years from the date of grant. Nonqualified stock options granted under the 2000 Plan may be exercised by an option holder who has ceased to be an employee of the Company until ten years from the date of grant.

    AMENDMENT OR TERMINATION OF THE 2000 PLAN. The 2000 Plan may be amended, suspended or terminated at any time by the Board of Directors, provided that no amendment may be made without stockholder approval if such approval is necessary under the Internal Revenue Code, any applicable rules and regulations of the Securities and Exchange Commission, or the rules and regulations of the American Stock Exchange or any other exchange or stock market on which the Company's securities are listed or quoted.

    DURATION OF THE 2000 PLAN. Options under the 2000 Plan may not be granted after August 11, 2010.

    FEDERAL TAX CONSEQUENCES. The following general discussion of the Federal income tax consequences of the issuance and exercise of options granted under the 2000 Plan is based upon the provisions of the Code as in effect on the date of this proxy statement, current regulations thereunder, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the Federal income tax consequences of the 2000 Plan or of the requirements that must be met in order to qualify for the described tax treatment. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. The 2000 Plan is not qualified under Section 401 of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

    INCENTIVE STOCK OPTIONS UNDER THE 2000 PLAN. An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock option. However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

    An option holder will recognize taxable income upon the disposition of the shares of Common Stock received upon exercise of an incentive stock option. Any gain recognized upon a disposition that is not a "disqualifying disposition" (as defined below) will be taxable as a long-term capital gain.

    A "disqualifying disposition" means any disposition of shares of Common Stock acquired on the exercise of an incentive stock option within two years of the date the option was granted or within one year of the date the shares were transferred to the option holder. The use of shares acquired pursuant to the exercise of an incentive stock option to pay the option exercise price under another incentive stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, an amount equal to the excess of (i) the lesser of (a) the fair market value of the shares on the date of exercise or (b) the amount actually realized over (ii) the option exercise price will be taxable as ordinary income and the balance of the gain recognized, if any, will be taxable as either long-term or short-term capital gain, depending on the option holder's holding period for the shares. In the case of a gift or certain other transfers, the amount of ordinary income taxable to the option holder is not limited to the amount of gain, which would be recognized in the case of a sale. Instead, it is equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price.

    Executive officers will generally be subject to Section 16(b) of the Securities Exchange Act of 1934, as amended ("Section 16(b)") upon their sale of shares of Common Stock and this may affect their tax liability. If such an officer makes a disqualifying disposition, the date on which the fair market value of the shares is determined (the "Determination Date") may be postponed under certain circumstances. On the Determination Date, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock at that time over the option exercise price. Despite the general rule, if there is a disqualifying disposition and the Determination Date is after the date of exercise, the option holder may make an election pursuant to Section 83(b) of the Code in which case the option holder will recognize ordinary taxable income at the time the stock option is exercised and not on the later date. In order to be effective, the 83(b) election must be made within 30 days after exercise.

    In general, in the year of exercise of an incentive stock option, an employee must include the excess of the fair market value of the shares issued upon exercise over the exercise price in the calculation of alternative minimum taxable income. The application of the alternative minimum tax rules for an option holder subject to Section 16(b) are more complex and may depend upon whether the holder makes a Section 83(b) election, as described above.

    The Company will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option provided the option holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, the Company will generally be entitled to a deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

    NONQUALIFIED STOCK OPTIONS UNDER THE 2000 PLAN. The recipient of a nonqualified stock option under the 2000 Plan will not recognize any taxable income at the time the option is granted.

    Upon exercise, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock received on the date of exercise over the option exercise price. Upon a subsequent sale of the shares of Common Stock, long-term or short-term capital gain or loss (depending upon the holding period) will generally be recognized equal to the excess of the difference between the amount realized over the fair market value of the shares on the date of exercise.

    The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

    An option holder who pays the option exercise price, in whole or in part, by delivering shares of Common Stock already owned by him or her will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

    CASHLESS EXERCISE. An option holder who pays the option exercise price, in whole or in part, by delivering shares of Common Stock already owned by him or her will generally recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. As noted above, if shares received on the exercise of an incentive stock option are used within the time periods that apply to a disqualifying disposition, then the rules for disqualifying dispositions, described above, will apply. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis and holding period of the shares received will be equal to the basis and holding period of the shares surrendered, plus the income, if any, recognized in the case of any applicable disqualifying disposition. The basis of the shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

    REQUIRED VOTE. The affirmative vote of a majority of the holders of Common Stock voting on the proposal is required for adoption of this Proposal No. 2.

    The Board of Directors recommends a vote FOR this Proposal No. 2.

                                 OTHER MATTERS

VOTING

    The votes of the stockholders present in person or represented by proxy at the meeting will be tabulated by an inspector of elections appointed by the Company. The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock of the Company is necessary to provide a quorum at the Meeting. Directors are elected by a plurality of the affirmative votes cast. Abstentions and broker "non-votes" are each counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the effect of votes against proposals presented to the stockholders other than the election of directors. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

PROXIES; REVOCATION OF PROXIES

    All proxies solicited by the Board of Directors of the Company that are properly executed and returned, but which are not expressly voted, will be voted at the Meeting in accordance with the recommendation of the Board of Directors of the Company, unless such proxies are revoked prior to the Meeting. A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company or may be revoked in person at the Meeting at any time prior to the voting thereof. Attendance at the Meeting will not, by itself, revoke a proxy.

SOLICITATION

    All expenses of this solicitation will be paid by the Company. Brokerage firms, nominees, fiduciaries and other custodians have been requested to forward proxy solicitation materials to the beneficial owners of shares of Common Stock of the Company held of record by such persons, and the Company will reimburse such brokerage firms, nominees, fiduciaries and other custodians for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition to solicitation of proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies from stockholders of the Company by telephone, telegram, in person or by other means. The Company has engaged D.F. King & Co., Inc. to represent it in connection with the solicitation of proxies at a cost of approximately $5,000, plus expenses.

INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Arthur Andersen LLP, as the independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 2001.

    A representative of Arthur Andersen LLP will be at the Meeting and will be given an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Proposals which stockholders intend to present at the Company's 2001 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than April 23, 2001. If a proponent fails to notify the Company by April 23, 2001 of a non-Rule 14a-8 stockholder proposal that it intends to submit at the Company's 2001 Annual Meeting of Stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter. The Company suggests that proposals be submitted by Certified Mail, Return Receipt Requested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports. Based solely on the Company's review of the copies of such reports it has received, the Company believes that all of its directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended March 31, 2000, except as follows: one late report was filed for Lee C. Steele for one transaction and one late report was filed for Ralph S. Sheridan for one transaction.

INCORPORATION BY REFERENCE

    To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled Compensation Committee Report on Executive Compensation and Stock Performance Chart shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

OTHER PROPOSED ACTION

    The Board of Directors knows of no other matters that are to be presented at the Meeting. If, however, any other business should properly come before the Meeting, the persons named in the enclosed proxy intend to vote such proxy upon such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          [LOGO]

                                          Edwin L. Lewis
                                          Clerk

                                                                       EXHIBIT A

                     AMERICAN SCIENCE AND ENGINEERING, INC.

                       2000 COMBINATION STOCK OPTION PLAN

    SECTION I. PURPOSE OF THE PLAN.

    The purposes of this American Science and Engineering, Inc. 2000 Combination Stock Option Plan (the "2000 Plan") are (i) to provide long-term incentives and rewards to those employees (the "Employee Participants") of American Science and Engineering, Inc. (the "Corporation") and its subsidiaries (if any), and any other persons who are not directors of the Corporation (the "Non-employee Participants") who are in a position to contribute to the long-term success and growth of the Corporation and its subsidiaries, (ii) to assist the Corporation in retaining and attracting executives and employees with requisite experience and ability, and (iii) to associate more closely the interests of such executives and employees with those of the Corporation's stockholders.

    SECTION II. DEFINITIONS.

    "CODE" is the Internal Revenue Code of 1986, as amended from time to time.

    "COMMON STOCK" is the $.662/3 par value common stock of the Corporation.

    "COMMITTEE" is defined in Section III, paragraph (a).

    "CORPORATION" is defined in Section I.

    "CORPORATION ISOS" are all the stock options (including the 2000 Plan ISOS) which (i) are Incentive Stock Options and (ii) are granted under any plans (including this 2000 Plan) of the Corporation, a Parent Corporation and/or a Subsidiary Corporation.

    "EMPLOYEE PARTICIPANTS" is defined in Section I.

    "FAIR MARKET VALUE" of any property is the value of the property as reasonably determined by the Committee.

    "INCENTIVE STOCK OPTION" is a stock option that is treated as an incentive stock option under Section 422 of the Code.

    "1934 ACT" means the Securities Exchange Act of 1934, as amended, or any similar or successor statute, and any rules, regulations, or policies adopted or applied thereunder.

    "2000 PLAN" is defined in Section I.

    "2000 PLAN ISOS" are Stock Options which are Incentive Stock Options.

    "NON-EMPLOYEE PARTICIPANTS" is defined in Section I.

    "NON-QUALIFIED OPTION" is a Stock Option which does not qualify as an Incentive Stock Option or for which the Committee provides, in the terms of such option and at the time such option is granted, that the option shall not be treated as an Incentive Stock Option.

    "PARENT CORPORATION" has the meaning provided in Section 424(e) of the Code.

    "PARTICIPANTS" are all persons who are either Employee Participants or Non-employee Participants.

    "PERMANENT AND TOTAL DISABILITY" has the meaning provided in
Section 22(e)(3) of the Code.

    "RULE 16b-3" means Securities and Exchange Commission Rule 16b-3.

    "SECTION 16" means Section 16 of the 1934 Act, or any similar or successor statute, and any rules, regulations, or policies adopted or applied thereunder.

    "STOCK OPTIONS" are rights granted pursuant to this 2000 Plan to purchase shares of Common Stock at a fixed price.

    "STOCKHOLDER APPROVAL" means the affirmative vote of at least a majority of the shares of Common Stock present and entitled to vote at a duly held meeting of the stockholders of the Corporation, unless a greater vote is required by state law or Section 16, if applicable to the Corporation, in which case such greater requirement shall apply. Stockholder approval may be obtained by written consent or other means, to the extent permitted by applicable state law.

    "SUBSIDIARY CORPORATION" has the meaning provided in Section 424(f) of the Code.

    "TEN PERCENT STOCKHOLDER" means, with respect to a 2000 Plan ISO, any individual who directly of indirectly owns stock possessing more than 10% of the total combined voting power of all classes of sock of the Corporation or any Parent Corporation or any Subsidiary Corporation at the time such 2000 Plan ISO is granted.

    SECTION III. ADMINISTRATION.

    (a) THE COMMITTEE. This 2000 Plan shall be administered by the Board of Directors or by a compensation committee consisting solely of two or more "non-employee directors", as defined in Rule 16b-3, who shall be designated by the Board of Directors of the Corporation (the administering body is hereafter referred to as the "Committee"). The Committee shall serve at the pleasure of the Board of Directors, which may from time to time, and in its sole discretion, discharge any member, appoint additional new members in substitution for those previously appointed and/or fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. No person shall be eligible to be a member of the Committee if that person's membership would prevent the plan from complying with Rule 16b-3, if applicable to the Corporation.

    (b) AUTHORITY AND DISCRETION OF THE COMMITTEE. Subject to the express provisions of this 2000 Plan and provided that all actions taken shall be consistent with the purposes of this 2000 Plan, and subject to ratification by the Board of Directors only if required by applicable law, the Committee shall have full and complete authority and the sole discretion to: (i) determine those persons who shall constitute employees eligible to be Employee Participants;
(ii) select the Participants to whom Stock Options shall be granted under this 2000 Plan; (iii) determine the size and the form of the Stock Options, if any, to be granted to any Participant; (iv) determine the time or times such Stock Options shall be granted including the grant of Stock Options in connection with other awards made, or compensation paid, to the Participant; (v) establish the terms and conditions upon which such Stock Options may be exercised and/or transferred, including the exercise of Stock Options in connection with other awards made, or compensation paid, to the Participant; (vi) make or alter any restrictions and conditions upon such Stock Options and the Common Stock received on exercise thereof, including, but not limited to, providing for limitations on the Participant's right to keep any Common Stock received on termination of employment; (vii) determine whether the Participant or the Corporation has achieved any goals or otherwise satisfied any conditions or requirements that may be imposed on or related to the exercise of Stock Options; and (viii) adopt such rules and regulations, establish, define and/or interpret these and any other terms and conditions, and make all determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of this 2000 Plan. Notwithstanding any provision of this 2000 Plan to the contrary, only Employee Participants shall be eligible to receive 2000 Plan ISOS.

    (c) APPLICABLE LAW. This 2000 Plan and all Stock Options shall be governed by the law of the state in which the Corporation is incorporated.

    SECTION IV. TERMS OF STOCK OPTIONS.

    (a) AGREEMENTS. Stock Options shall be evidenced by a written agreement between the Corporation and the Participant awarded the Stock Option. This agreement shall be in such form, and contain such terms and conditions (not inconsistent with this 2000 Plan) as the Committee may determine. If the Stock Option described therein is not intended to be an Incentive Stock Option, but otherwise qualifies as an Incentive Stock Option, the agreement shall include the following or a similar statement: "This stock option is not intended to be an Incentive Stock Option, as that term is described in Section 422 of the Internal Revenue Code of 1986, as amended."

    (b) TERM. Stock Options shall be for such periods as may be determined by the Committee, provided that in the case of 2000 Plan ISOS, the term of any such 2000 Plan ISO shall not extend beyond three months after the time the Participant ceases to be an employee of the Corporation. Notwithstanding the foregoing, the Committee may provide in a 2000 Plan ISO that in the event of the Permanent and Total Disability or death of the Participant, the 2000 Plan ISO may be exercised by the Participant or his estate (if applicable) for a period of up to one year after the date of such Permanent and Total Disability or death. In no event may a 2000 Plan ISO be exercisable (including provisions, if any, for exercise in installments) subsequent to ten years after the date of grant, or, in the case of 2000 Plan ISOs granted to Ten Percent Stockholders, more than five years after the date of grant.

    (c) PURCHASE PRICE. The purchase price of shares purchased pursuant to any Stock Option shall be determined by the Committee, and shall be paid by the Participant or other person permitted to exercise the Stock Option in full upon exercise, (i) in cash, (ii) by delivery of shares of Common Stock (valued at their Fair Market Value on the date of such exercise), (iii) any other property (valued at its Fair Market Value on the date of such exercise), (iv) any combination of cash, stock and other property, or (v) by way of cashless exercise and the netting of the number of shares of Common Stock subject to the Stock Option having an aggregate Fair Market Value equal to the purchase price, with any payment made pursuant to subparagraphs (ii), (iii), (iv) or (v) only as permitted by the Committee, in its sole discretion. In no event will the purchase price of Common Stock be less than the par value of the Common Stock. Furthermore, the purchase price of Common Stock subject to a 2000 Plan ISO shall not be less than the Fair Market Value of the Common Stock on the date of the issuance of the 2000 Plan ISO, provided that in the case of 2000 Plan ISOs granted to Ten Percent Stockholders, the purchase price shall not be less than 110% of the Fair Market Value of the Common Stock on the date of issuance of the 2000 Plan ISO. The purchase price of shares of Common Stock issuable upon exercise of any Stock Option may not be changed or amended after a Stock Option is granted to a Participant

    (d) FURTHER RESTFICTIONS AS TO INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value of Common Stock with respect to which the Corporation ISOs (determined without regard to this section) are exercisable for the first time by any Employee Participant during any calendar year exceeds $100,000, such Corporation ISOs shall be treated as options which are not Incentive Stock Options. For the purpose of this limitation, options shall be taken into account in the order granted, and the Committee may designate that portion of any Corporation ISO that shall be treated as not an Incentive Stock Option in the event that the provisions of this paragraph apply to a portion of any option, unless otherwise required by the Code or regulations of the Internal Revenue Service. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the Stock Option or at the time of its exercise. For the purpose of this section, Fair Market Value shall be determined as of the time the Stock Option with respect to such Common Stock is granted.

    (e) RESTRICTIONS. At the discretion of the Committee, the Common Stock issued pursuant to the Stock Options granted hereunder may be subject to restrictions on vesting or transferability, provided that all Stock Options granted hereunder shall be fully vested within 9 years of the date granted. For the purposes of this limitation, Stock Options shall be taken into account in the order granted.

    (f) WITHHOLDING OF TAXES. Pursuant to applicable federal, state, local or foreign laws, the Corporation may be required to collect income or other taxes upon the grant of a Stock Option to, or exercise of a Stock Option by, a holder. The Corporation may require, as a condition to the exercise of a Stock Option, or demand, at such other time as it may consider appropriate, that the Participant pay the Corporation the amount of any taxes which the Corporation may determine is required to be withheld or collected, and the Participant shall comply with the requirement or demand of the Corporation. In its discretion, the Corporation may withhold shares to be received upon exercise of a Stock Option if it deems this an appropriate method for withholding or collecting taxes.

    (g) SECURITIES LAW COMPLIANCE. Upon exercise (or partial exercise) of a Stock Option, the Partici-pant or other holder of the Stock Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer Common Stock in compliance with the provisions of applicable federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of Common Stock upon any exercise of a Stock Option until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Corporation may consider appropriate. Furthermore, the Corporation is not obligated to register or qualify the shares of Common Stock to be issued upon exercise of a Stock Option under federal or state securities laws (or to register or qualify them at any time thereafter), and it may refuse to issue such shares if, in its sole discretion, registration or exemption from registration is not practical or available. The Corporation may require that prior to the issuance or transfer of shares of Common Stock upon exercise of a Stock Option, the Participant enter into a written agreement to comply with any restrictions on subsequent disposition that the Corporation deems necessary or advisable under any applicable federal and state securities laws. Certificates representing shares of Common Stock issued hereunder shall bear a legend reflecting such restrictions.

    (h) RIGHT TO STOCK OPTION. No employee of the Corporation or any other person shall have any claim or right to be a Participant in this 2000 Plan or to be granted a Stock Option hereunder. Neither this 2000 Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ of the Corporation. Nothing contained hereunder shall be construed as giving any person any equity or interest of any kind in any assets of the Corporation or creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. As to any claim for any unpaid amounts under this 2000 Plan, any person having a claim for payments shall be an unsecured creditor.

    (i) INDEMNITY. Neither the Board of Directors nor the Committee, nor any members of either, nor any employees of the Corporation or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this 2000 Plan, and the Corporation hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Corporation and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

    (j) PARTICIPATION BY FOREIGNERS. Without amending this 2000 Plan, except to the extent required by the Code in the case of 2000 Plan ISOS, the Committee may modify grants made to participants who are foreign nationals or employed outside the United States so as to recognize differences in local law, tax policy, or custom.

    SECTION V. AMENDMENT AND TERMINATION: ADJUSTMENTS UPON CHANGES IN STOCK.

    The Board of Directors of the Corporation may at any time, and from time to time, amend, suspend or terminate this 2000 Plan or any portion thereof, provided that no amendment shall be made without approval of the Corporation's stockholders if such approval is necessary under the Code, or rules or regulations thereunder, or to comply with any applicable rules or regulations of the Securities and Exchange Commission, including Rule 16b-3 (or any successor rule thereunder), or the rules and regulations of any exchange or stock market on which the Corporation's securities are listed or quoted. Except as provided herein, no amendment, suspension or termination of this 2000 Plan may affect the rights of a Participant to whom a Stock Option has been granted without such Participant's consent. The Committee is specifically authorized to convert, in its discretion, the unexercised portion of any 2000 Plan ISO granted to an Employee Participant to a Non-qualified Option at any time prior to the exercise, in full, of such 2000 Plan ISO. If there shall be any change in the Common Stock or to any Stock Option granted under this 2000 Plan through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Corporation, appropriate adjustments may be made by the Committee (or if the Corporation is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation, or its designee) in the aggregate number and kind of shares subject to this 2000 Plan, and the number and kind of shares and the price per share subject to outstanding Stock Options, provided that such adjustment does not affect the qualification of any 2000 Plan ISO as an Incentive Stock Option. In connection with the foregoing, the Committee may issue new Stock Options in exchange for outstanding Stock Options.

    SECTION VI. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

    The number of shares of Common Stock that may be the subject of awards under this 2000 Plan shall not exceed an aggregate of 440,000 shares. Shares to be delivered under this 2000 Plan may be either authorized but unissued shares of Common Stock or treasury shares. Any shares of Common Stock subject to a Stock Option hereunder which for any reason terminates, is cancelled or otherwise expires unexercised, and any shares reacquired by the Corporation due to restrictions imposed on the shares, shares returned because payment is made hereunder in shares of Common Stock of equivalent value rather than in cash, and/or shares reacquired from a recipient for any other reason shall, at such time, no longer count towards the aggregate number of shares which have been the subject of Stock Options issued hereunder, and such number of shares shall be subject to further awards under this 2000 Plan, provided, first, that the total number of shares then eligible for award under this 2000 Plan may not exceed the total specified in the first sentence of this Section VI, and second'that the number of shares subject to further awards shall not be increased in any way that would cause this 2000 Plan or any Stock Option to not comply with Rule 16b-3, if applicable to the Corporation.

    SECTION VII. EFFECTIVE DATE AND TERM OF THIS PLAN.

    The effective date of this 2000 Plan is July 18, 2000 (the "Effective Date") and awards under this 2000 Plan may be made for a period of ten years commencing on the Effective Date. The period during which a Stock Option may be exercised may extend beyond that time as provided herein.

    DATE OF APPROVAL BY BOARD OF DIRECTORS:

    DATE OF APPROVAL BY STOCKHOLDERS:

------------------------------------------------------------------------------
                     AMERICAN SCIENCE AND ENGINEERING, INC.
         SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                            SEPTEMBER, 21, 2000
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Ralph S. Sheridan, Edwin L. Lewis and Paige
M. Cochran, or any of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Special Meeting in Lieu of Annual Meeting of Stockholders ("Meeting") of American Science and Engineering, Inc. ("Company") to be held Thursday, September 21, 2000 at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts at 10:30 a.m. and at any adjournments thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all of the stock of the Company standing in the name of the undersigned on the books of the Company, on all matters set forth in the Notice of the Meeting and upon such other and further business as may properly come before the Meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS INSTRUCTED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE, FOR THE ADOPTION OF THE 2000 STOCK OPTION PLAN, AND IN THE DISCRETION OF THE NAMED PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OF THE MEETING.

                TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE.
------------------------------------------------------------------------------

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!


          SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                   AMERICAN SCIENCE AND ENGINEERING, INC.


                             SEPTEMBER 21, 2000





               Please Detach and Mail in the Envelope Provided
------------------------------------------------------------------------------
        PLEASE MARK YOUR
A / X / VOTES AS IN THIS
        EXAMPLE

YOUR SHARES WILL BE VOTED FOR THE FOLLOWING PROPOSAL UNLESS OTHERWISE
INDICATED;


                   FOR ALL        WITHHOLD FROM
                   NOMINEES       ALL NOMINEES
 1. ELECTION OF
    DIRECTORS:      /  /              /  /
    To fix the
    number of directors at seven and to elect the nominees listed at right.
 For, except vote withheld from the following nominee(s):


---------------------------------------------------------

NOMINEES:
    Herman Feshbach
    Roger P. Helnisch
    Hamilton W. Helmer
    Donald J. McCarren
    William E. Odom
    Ralph S. Sheridan
    Carl W. Vogt


                                        FOR      AGAINST      ABSTAIN
 2. APPROVAL OF STOCK OPTION PLAN
    To consider and approve the        /  /       /  /          /  /
    Company's 2000 Stock Option Plan.




The undersigned hereby acknowledges receipt of the Notice of Special Meeting in Lieu of Annual Meeting of Stockholders, the Proxy Statement for the Meeting and the 2000 Annual Report of the Company.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.




SIGNATURE                                DATE
         -----------------------------        --------------------
SIGNATURE                                DATE
         -----------------------------        --------------------
NOTE: PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THIS CARD. For joint accounts both owners should sign. Fiduciaries and corporate officers should indicate their full titles.